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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Highlights" and "Transfer and Dividend Disbursing Agent, Legal Counsel and Independent Auditors" in Post-Effective Amendment No. 8 under the Securities Act of 1933 and Amendment No. 26 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A No. 333-71469 and 811-07384) and related Prospectus and Statement of Additional Information of Nicholas-Applegate Institutional Funds.



Los Angeles, California
May 25, 2001